Exhibit 99.1

9800 Computershare Trust Company, N.A. PO Box 43006 Providence, RI 02940-3006 000001 Within USA, US territories & Canada 800 328 9033 Outside USA, US territories & Canada 781 575 2718 www-us.computershare.com/investor 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 Holder Account Number ADD 3 ADD 4 C 1234567890 JNT ADD 5 ADD 6 TOTAL SHARES C 12345678901234 JNT TO TENDER YOUR SHARES OF LENNAR CORPORATION STOCK To Tender your shares, you must submit your tender instructions in one of the following ways: Option 1) Internet – If you do not hold any stock certificates and would like to tender some or all of your book entry shares online, visit the exchange website at www.lennar.computersharecas.com and follow the instructions on the site. Option 2) Mail – complete the tender instructions, sign and return this Letter of Transmittal (“Letter of Transmittal) in the envelope provided including any original certificates. Account Code XXXXXXXXXX Control Code XXXXXXXXXX TIME IS CRITICAL. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. LETTER OF TRANSMITTAL To accompany original certificates of Class A common stock of Lennar Corporation (“Lennar”), par value $0.10 per share (“Lennar Class A Common Stock”), that are validly tendered and not validly withdrawn. This Letter of Transmittal may be used to tender shares of Lennar Class A Common Stock you hold to be exchanged for shares of common stock of Millrose Properties, Inc. (“Millrose”), par value $0.01 per share (“Millrose Class A Common Stock”). You may receive additional Letters of Transmittal with respect to shares of Lennar Class A Common Stock held by you in another manner or in another name. The deadline for submitting Letters of Transmittal is 12:00 midnight, New York City time, at the end of the day on November 7, 2025, unless the Exchange Offer (as defined below) is extended or terminated. Exchange forms must be RECEIVED by the Exchange Agent no later than 12:00 midnight, New York City time, at the end of the day on the expiration date of the Exchange Offer. Complete the box(es) on the reverse side to tender shares of Lennar Class A Common Stock to be exchanged for Millrose Class A Common Stock , which may be subject to proration, adjustment, and certain limitations as set forth in the prospectus, dated October 10, 2025 (the “Prospectus”). Capitalized terms used but not defined herein will have the meanings ascribed to them in the Prospectus. VOLUNTARY CORPORATE ACTION COY: LEN 2 LTR COY [mastercode line] 046ZJF

ELECTION CHOICES MARK THE BOX BELOW UNDER STOCK ELECTION TO PARTICIPATE IN THE EXCHANGE OFFER STOCK ELECTION Mark this box to elect to make a stock election with respect to ALL of your shares of Lennar Class A Common Stock. LEN COMMON STOCK (C01) Mark this box to elect to make a stock election with respect to the following number of your shares of Lennar Class A Common Stock. You must indicate the number of shares of Lennar Class A Common Stock you wish to elect on in the boxes to the right ODD LOT In the event the Exchange Offer is oversubscribed and Lennar is unable to accept all tenders of Lennar Class A Common Stock at the exchange ratio, all shares of Lennar Class A Common Stock that are validly tendered and not validly withdrawn will be accepted for exchange on a pro rata basis in proportion to the total number of shares tendered, which is referred to as “proration.” Even if the Exchange Offer is oversubscribed, all the shares tendered by Lennar stockholders who directly or beneficially own fewer than 100 shares of Lennar Class A Common Stock who elect to tender all of their shares of Lennar Class A Common Stock will receive preferential treatment if the Exchange Offer is oversubscribed, in that all such shares of Lennar Class A Common Stock tendered will be accepted for exchange and will not be subject to proration. Direct or beneficial holders of more than 100 shares of Lennar Class A Common Stock, and those who own fewer than 100 shares of Lennar Class A Common Stock but do not tender all of their shares, will be subject to proration. Mark this box if you own an aggregate of fewer than 100 shares of Lennar Class A Common Stock and are tendering all such shares. LOST OR DESTROYED CERTIFICATE(S) If your certificate(s) representing shares of Lennar Class A Common Stock have been mutilated, destroyed, lost or stolen and you wish to tender your shares, please contact Computershare at (781) 575-2718 regarding the requirements for replacement of the certificate(s). Replacement shares will be issued in book-entry form via DRS. You may be asked to post a surety bond for your lost shares of Lennar Class A Common Stock. Your shares of Lennar Class A Common Stock will not be included in the Exchange Offer unless you satisfy the requirements for replacement of your lost or destroyed certificate(s). You are urged to call Computershare immediately to ensure timely processing of the documentation. To be effective, this Exchange Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent at the appropriate address listed in the Instruction Booklet to this Letter of Transmittal, together with your original stock certificate(s), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, prior to the expiration on November 7, 2025. Do not send your election materials to Lennar, the Information Agent or Millrose. This Letter of Transmittal relates to the offer (the “Exchange Offer”’) by Lennar to exchange up to an aggregate of 33,298,764 shares of Millrose Class A Common Stock, currently owned by Lennar, for outstanding shares of Lennar Class A Common Stock that are validly tendered and not validly withdrawn prior to the expiration of this Exchange Offer. Such exchange shall be consummated at a ratio of shares of Millrose Class A Common Stock for each share of Lennar Class A Common Stock tendered based upon the respective average trading prices for Lennar Class A Common Stock and Millrose Class A Common Stock during a three trading day period shortly before the Exchange Offer expires, upon the terms and subject to the conditions set forth herein and in the Prospectus, including proration. The Exchange Offer will expire, and related withdrawal rights will terminate, at 12:00 midnight, New York City time, at the end of the day on November 7, 2025, unless the Exchange Offer is extended or terminated in accordance with applicable law and the terms of the Exchange Offer. The last day on which tenders will be accepted, whether on November 7, 2025 or any later date to which the Exchange Offer is extended, is referred to herein as the “expiration date.” Although the Prospectus has been sent or made available to all holders of Lennar Class A Common Stock, including to stockholders located outside the United States, the Prospectus is not an offer to buy, sell or exchange and it is not a solicitation of an offer to buy VOLUNTARY CORPORATE ACTION COY: LEN 2

9800 or sell any shares of Lennar Class A Common Stock or shares of Millrose Class A Common Stock in any jurisdiction in which such offer, sale or exchange is prohibited. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. None of Lennar or Millrose has taken any action under non-U.S. regulations to facilitate an exchange of shares of Lennar Class A Common Stock for Millrose Class A Common Stock outside the United States. Accordingly, the ability of any non-U.S. person to tender shares of Lennar Class A Common Stock in the Exchange Offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the Exchange Offer without the need for Lennar or Millrose to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-U.S. stockholders should consult their advisors in considering whether they may participate in the Exchange Offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the shares of Lennar Class A Common Stock or Millrose Class A Common Stock that may apply in their home countries. None of Lennar or Millrose can provide any assurance about whether such limitations may exist. SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent This Letter of Transmittal must be signed by the registered holder(s) EXACTLY as their name(s) appear(s) on their stock certificate(s) or, if they are held in direct book entry form, as they appear on Lennar’s stock register. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title. Please refer to the Instruction Booklet to this Letter of Transmittal, Signature Guarantees. Upon the terms and subject to the conditions of the Exchange Offer, by signing below, I hereby irrevocably appoint Lennar’s designees as my attorneys-in-fact and proxies, each with full power of substitution, to the full extent of my rights with respect to my shares of Lennar Class A Common Stock validly tendered and accepted for exchange by Lennar and with respect to any and all other shares of Lennar Class A Common Stock and other securities issued or issuable in respect of the tendered shares of Lennar Class A Common Stock on or after the expiration of the Exchange Offer. That appointment is effective when and only to the extent that Lennar deposits with the Exchange Agent the shares of Millrose Class A Common Stock that are to be delivered in exchange for the shares of Lennar Class A Common Stock that I have validly tendered to the Exchange Agent and not withdrawn. All such proxies shall be considered coupled with an interest in the validly tendered shares of Lennar Class A Common Stock and therefore shall not be revocable. Upon the effectiveness of such appointment, all prior proxies that I have given will be revoked and I may not give any subsequent proxies (and, if given, they will not be deemed effective). Lennar’s designees will, with respect to the shares of Lennar Class A Common Stock for which the appointment is effective, be empowered, among other things, to exercise all of my voting and other rights as they, in their sole discretion, deem proper. Lennar reserves the right to require that, in order for shares of Lennar Class A Common Stock to be deemed validly tendered, immediately upon Lennar’s acceptance for exchange of those shares of Lennar Class A Common Stock, Lennar must be able to exercise full voting rights with respect to such shares. By signing below, I represent and warrant as follows: (1) I have full power and authority to tender, sell, assign and transfer the shares of Lennar Class A Common Stock represented by the stock certificate(s) surrendered herewith or transferred in book-entry form, or covered by a guarantee of delivery. When Lennar accepts such shares for exchange pursuant to the Exchange Offer, Lennar will acquire good, marketable and unencumbered title to such shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the tender, sale, assignment and transfer of my shares of Lennar Class A Common Stock, and all authority I have conferred or agreed to confer in this Letter of Transmittal and all of my obligations VOLUNTARY CORPORATE ACTION COY: LEN 3 hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives, and shall survive and not be affected by my death or incapacity. (2) (a) I have a net long position equal to or greater than the amount of (1) shares of Lennar Class A Common Stock tendered or (2) other securities immediately convertible into or exchangeable or exercisable for the shares of Lennar Class A Common Stock tendered and I will acquire such shares for tender by conversion, exchange or exercise; and (b) I will cause such shares to be delivered in accordance with the terms of the Prospectus. (3) My participation in the Exchange Offer and tender of shares complies with Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and the applicable laws of both the jurisdiction where I received the materials relating to the Exchange Offer and the jurisdiction from which the tender is being made. (4) I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Letter of Transmittal, duly completed and manually signed, together with any stock certificate(s) representing shares of Lennar Class A Common Stock and all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the shares of Lennar Class A Common Stock will be determined by the Exchange Agent. (5) I understand that, pending the completion of the offer, I may not and shall not sell or otherwise transfer the shares of Lennar Class A Common Stock subject to this Letter of Transmittal unless the offer is terminated or I properly revoke this election prior to the expiration date. (6) I acknowledge that, until I properly surrender the certificate(s) representing the shares of Lennar Class A Common Stock to which this Letter of Transmittal relates or properly transfer such shares of Lennar Class A Common Stock to the Exchange Agent in book-entry form, I will not receive any consideration issuable or payable in connection with the Exchange Offer. Delivery of certificate(s) will be effected, and risk of loss and title to such certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent in the appropriate manner to one of the addresses listed in the Instruction Booklet to this Letter of Transmittal. (7) FOR NON-U.S. PERSONS: I acknowledge that Lennar has advised me that it has not taken any action under the laws of any country outside the United States to qualify or otherwise facilitate a public offer to exchange Lennar Class A Common Stock for Millrose Class A Common Stock in that country; that there may be restrictions that apply in other countries, including with respect to transactions in Lennar Class A Common Stock or Millrose Class A Common Stock in my home country; that, if I am located outside the United States, my ability to tender Lennar Class A Common Stock in the Exchange Offer will depend on whether there is an exemption available under the laws of my home country that would permit me to participate in the Exchange Offer without the need for Lennar or Millrose to take any action to qualify or otherwise facilitate a public offering in that country or otherwise; that Lennar will rely on my representation that my participation in the Exchange Offer is made pursuant to and in compliance with the applicable laws in the jurisdiction in which I am resident or from which I am tendering my shares and in a manner that will not require Lennar or Millrose to take any action to qualify or otherwise facilitate a public offering in that country or otherwise; and that Lennar will rely on my representations concerning the legality of my participation in the Exchange Offer in determining to accept any shares that I am tendering for exchange. Sign and provide your tax ID number on the IRS Form W-9 provided herein (or the appropriate IRS Form W-8 if you are a non- U.S. stockholder, a copy of which can be obtained at www.irs.gov). VOLUNTARY CORPORATE ACTION COY: LEN 4

9800 Signature of owner Signature of co-owner, if any Area Code/Phone Number SIGNATURE(S) GUARANTEED (IF REQUIRED). Unless the shares were tendered by the registered holder(s) of the common shares, or for the account of a member of a Eligible Institution, your signature(s) must be guaranteed by an Eligible Institution. Authorized Signature Name of Firm Address of Firm – Please Print VOLUNTARY CORPORATE ACTION COY: LEN 5